PRESS RELEASE

Occidental Announces 4th Quarter 2024 Results

•Progressed on Occidental's deleveraging priorities:
–Completed our near-term debt repayment target of $4.5 billion
–Announced additional $1.2 billion of divestitures in the first quarter of 2025
•Increased quarterly dividend by 9% to $0.24 per share, payable April 15, 2025, to stockholders of record as of March 10, 2025
•Strong operational performance drove operating cash flow of $3.6 billion and operating cash flow before working capital of $3.1 billion
•Capital spending of $1.8 billion and contributions from noncontrolling interest of $54 million resulted in quarterly free cash flow before working capital of $1.4 billion
•Total company production of 1,463 Mboed exceeded the mid-point of guidance by 13 Mboed
•Midstream and marketing and Chemical segments exceeded income guidance
•Worldwide year-end proved reserves of 4.6 billion BOE with reserves replacement - all-in of 230% and reserves replacement - organic of 112%

HOUSTON — February 18, 2025 — Occidental (NYSE: OXY) today announced a net loss attributable to common stockholders of $297 million, or $0.32 per diluted share, and adjusted income attributable to common stockholders of $792 million, or $0.80 per diluted share, for the fourth quarter of 2024. Fourth quarter of 2024 after-tax items affecting comparability of $1.1 billion mainly comprised of booking a long-term environmental liability increase based on a recent federal court ruling. Occidental has appealed the ruling and will seek cost recovery from all potentially responsible parties. It is expected that the cash outlay for remediation costs will be expended over 10 to 20 years, or more.

"Our teams continued to demonstrate industry-leading performance during the fourth quarter of 2024, outperforming guidance across all three segments and delivering record U.S. production while improving our capital efficiency," said President and Chief Executive Officer Vicki Hollub. "Our operational excellence translated to another quarter of strong financial results, highlighted by our fourth quarter operating cash flow, enabling us to achieve our near-term debt repayment target of $4.5 billion. Additional key differentiators for Occidental are our 2024 all-in reserve replacement of 230% and organic reserves replacement of 112%, which are indicators of our long-term sustainability."

QUARTERLY RESULTS
Oil and Gas
Oil and gas pre-tax income for the fourth quarter of 2024 was $1.2 billion, compared to pre-tax income of $1.2 billion for the third quarter of 2024. For the fourth quarter of 2024, average WTI and Brent marker prices were $70.27 per barrel and $73.97 per barrel, respectively. Average worldwide realized crude oil prices decreased by 7% from the prior quarter to $69.73 per barrel. Average worldwide realized natural gas liquids prices increased by 6% from the prior quarter to $21.80 per barrel. Average domestic realized gas prices increased by 215% from the prior quarter to $1.26 per thousand cubic feet (Mcf).

Total average global production of 1,463 thousand barrels of oil equivalent per day (Mboed) for the fourth quarter of 2024 exceeded the mid-point of guidance by 13 Mboed, led by Permian and Rockies & Other Domestic, while Gulf of America and International average daily production both came within guidance.

Oil and Gas Proved Reserves
As of December 31, 2024, Occidental's worldwide proved reserves totaled 4.6 billion barrels of oil equivalent (BOE), compared to 4.0 billion BOE for the same period in the prior year. Proved reserve additions were mainly driven by purchases of 623 million BOE, primarily from the CrownRock Acquisition, extensions and discoveries of 326 million BOE, mostly in the Permian Basin, and positive revisions associated with infill development projects of 112 million BOE, primarily in the DJ and Permian Basins. The 2024 Reserves Replacement - All-In was 230% and the three-year average Reserves Replacement - All-In was 181%. The 2024 Reserves Replacement - Organic was 112% and the three-year average Reserves Replacement - Organic was 137%.

OxyChem
OxyChem pre-tax income exceeded guidance at $270 million for the fourth quarter of 2024. The decrease in fourth quarter OxyChem income, compared to third quarter of 2024 income, resulted primarily from lower realized polyvinyl chloride (PVC) pricing and lower seasonal fourth quarter demand across most product lines. This decrease was partially offset by advantageous commercial thresholds triggered in the fourth quarter.

Midstream and Marketing
Midstream and marketing pre-tax results for the fourth quarter of 2024 reflected a loss of $134 million, which included net derivative losses of $88 million. WES equity method investment income for the fourth quarter was $142 million.

Supplemental Non-GAAP Measures
This press release refers to adjusted income (loss), operating cash flow before working capital, capital expenditures, net of noncontrolling interest, free cash flow before working capital and adjusted selling, general and administrative (SG&A), other operating and non-operating expenses, which are supplemental measures not calculated in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to the comparable GAAP financial measures. Definitions of adjusted income (loss) and a reconciliation to net income (loss), along with operating cash flow from continuing operations before working capital, capital expenditures, net of noncontrolling interest, free cash flow before working capital and adjusted SG&A, other operating and non-operating expenses and a reconciliation to the comparable GAAP financial measures, are included in the financial schedules of this press release. Occidental’s definition of adjusted income (loss), operating cash flow from continuing operations before working capital, capital expenditures, net of noncontrolling interest, free cash flow before working capital and adjusted SG&A, other operating and non-operating expenses may differ from similarly titled measures provided by other companies in our industry and as a result may not be comparable.

This press release also refers to F&D Costs and reserves replacement ratio, which are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental's definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable. F&D Costs - All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs - Organic excludes from F&D Costs - All-In both the property acquisition costs and purchases of minerals in place, and F&D Costs - Program Additions further excludes price and other revisions that are not infills. Reserves Replacement - All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves Replacement - Organic excludes from Reserves Replacement - All-In purchases and sales of minerals in place for the year. Reserves Replacement - Program Additions further excludes price and other revisions that are not infills.

About Occidental
Occidental is an international energy company with assets primarily in the United States, the Middle East and North Africa. We are one of the largest oil and gas producers in the U.S., including a leading producer in the Permian and DJ basins, and offshore Gulf of America. Our midstream and marketing segment provides flow assurance and maximizes the value of our oil and gas, and includes our Oxy Low Carbon Ventures subsidiary, which is advancing leading-edge technologies and business solutions that economically grow our business while reducing emissions. Our chemical subsidiary OxyChem manufactures the building blocks for life-enhancing products. We are dedicated to using our global leadership in carbon management to advance a lower-carbon world. Visit oxy.com for more information.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about Occidental’s expectations, beliefs, plans or forecasts. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to: any projections of earnings, revenue or other financial items or future financial position or sources of financing; any statements of the plans, strategies and objectives of management for future operations or business strategy; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” "commit," "advance," “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release unless an earlier date is specified. Unless legally required, Occidental does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise.

Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to: general economic conditions, including slowdowns and recessions, domestically or internationally; Occidental’s indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; Occidental’s ability to successfully monetize select assets and repay or refinance debt and the impact of changes in Occidental’s credit ratings or future increases in interest rates; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations and volatility; supply and demand considerations for, and the prices of, Occidental’s products and services; actions by the Organization of the Petroleum Exporting Countries (OPEC) and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of Occidental's proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including Occidental's ability to timely obtain or maintain permits or other government approvals, including those necessary for drilling and/or development projects; Occidental's ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or divestitures; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections or projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses; uncertainties about the estimated quantities of oil, NGL and natural gas reserves; lower-than-expected production from development projects or acquisitions; Occidental’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve Occidental’s competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver Occidental’s oil and natural gas and other processing and transportation considerations; volatility in the securities, capital or credit markets, including capital market disruptions and instability of financial institutions; government actions (including geopolitical, trade, tariff and regulatory uncertainties), war (including the Russia-Ukraine war and conflicts in the Middle East) and political conditions and events; health, safety and environmental (HSE) risks, costs and liability under existing or future federal, regional, state, provincial, tribal, local and international HSE laws, regulations and litigation (including related to climate change or remedial actions or assessments); legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, and deep-water and onshore drilling and permitting regulations; Occidental's ability to recognize intended benefits from its business strategies and initiatives, such as Occidental's low-carbon ventures businesses or announced greenhouse gas emissions reduction targets or net-zero goals; potential liability resulting from pending or future litigation, government investigations and other proceedings; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity; the scope and duration of global or regional health pandemics or epidemics, and actions taken by government authorities and other third parties in connection therewith; the creditworthiness and performance of Occidental's counterparties, including financial institutions, operating partners and other parties; failure of risk management; Occidental’s ability to retain and hire key personnel; supply, transportation and labor constraints; reorganization or restructuring of Occidental’s operations; changes in state, federal or international tax rates; and actions by third parties that are beyond Occidental's control.

Additional information concerning these and other factors that may cause Occidental's results of operations and financial position to differ from expectations can be found in Occidental’s other filings with the U.S. Securities and Exchange Commission, including Occidental’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contacts

Media	Investors
Eric Moses	R. Jordan Tanner
713-497-2017	713-552-8811
eric_moses@oxy.com	investors@oxy.com

Occidental Petroleum Corporation
Fourth Quarter 2024
Earnings Release Schedules Index

Schedule # and Description

1.Summary Highlights
2.Items Affecting Comparability Detail
•Before Tax Allocations
•After Tax Allocations
3.Segment Results Before Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Results (non-GAAP)
4.Segment Results After Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Results (non-GAAP)
•Reconciliation - Diluted EPS
5.Consolidated Condensed Statements of Operations
6.Consolidated Condensed Balance Sheets
7.Consolidated Condensed Statements of Cash Flows
•Detail of Capital Expenditures and Depreciation, Depletion and Amortization
•Free Cash Flow (non-GAAP)
8.Oil & Gas Net Production Volumes Per Day
•MBOE/D
•By Commodity
9.Oil & Gas Net Sales Volumes Per Day and Realized Prices
•MBOE/D
•Realized Prices and Related Index Prices
10.Oil and Gas Metrics
11.Reserves Replacement and Multi-Year Data - Worldwide
12.Reserves Replacement and Multi-Year Data - United States Only
13.Total Proved Reserves
14.Proved Oil Reserves
15.Proved NGL Reserves
16.Proved Natural Gas Reserves
17.Costs Incurred

SCHEDULE 1
Occidental Petroleum Corporation
Summary Highlights

	2023					2024
Quarterly	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4		TY
Net Income ($ millions)
Reported income attributable to common stockholders	$983	$605	$1,156	$1,029	$3,773	$718	$992	$964	(297)		$2,377
Reported EPS - Diluted ($/share)	$1.00	$0.63	$1.20	$1.08	$3.90	$0.75	$1.03	$0.98	$(0.32)		$2.44
Effective tax rate on reported income (loss) (%)	27%	35%	24%	23%	27%	30%	28%	28%	29%	(a)	29%

Adjusted income attributable to common stockholders (Non-GAAP) (b)	$1,069	$661	$1,134	$710	$3,574	$604	$993	$977	792		$3,366
Adjusted EPS - Diluted (Non-GAAP) ($/share) (c)	$1.09	$0.68	$1.18	$0.74	$3.70	$0.63	$1.03	$1.00	$0.80		$3.46
Effective tax rate on adjusted income (loss) (%)	27%	31%	24%	30%	28%	29%	27%	28%	22%		27%

Average Shares Outstanding - Reported Income
Basic (millions)	901.2	889.3	884.0	881.0	889.2	884.1	893.8	927.5	940.8		911.8
Diluted (millions)	975.3	958.8	958.2	950.1	960.9	948.6	958.9	975.7	940.8		967.1

Average Shares Outstanding - Adjusted Income (Non-GAAP)
Basic (millions)	901.2	889.3	884.0	881.0	889.2	884.1	893.8	927.5	940.8		911.8
Diluted (millions)	975.3	958.8	958.2	950.1	960.9	948.6	958.9	975.7	983.9		967.1

Daily Production Volumes
Total US (MBOE/D)	1,014	990	997	1,000	1,000	943	1,031	1,186	1,233		1,099
US Oil (MBBL/D)	551	521	534	530	534	487	553	611	634		571
Worldwide Production (MBOE/D)	1,220	1,218	1,220	1,234	1,223	1,172	1,258	1,412	1,463		1,327
Worldwide Sales (MBOE/D)	1,214	1,222	1,222	1,230	1,222	1,175	1,260	1,411	1,463		1,328

Commodity Price Realizations
Worldwide Oil ($/BBL)	$74.22	$73.59	$80.70	$78.85	$76.85	$76.04	$79.89	$75.33	$69.73		$75.05
Worldwide NGL ($/BBL)	$24.41	$19.08	$21.04	$20.93	$21.32	$22.14	$21.23	$20.47	$21.80		$21.38
Domestic Gas ($/MCF)	$3.01	$1.36	$1.92	$1.88	$2.04	$1.61	$0.54	$0.40	$1.26		$0.94

Cash Flows ($ millions)
Operating cash flow before working capital (Non-GAAP) (d)	$3,153	$2,651	$3,339	$2,505	$11,648	$2,446	$3,044	$3,150	3,077		$11,717
Working capital changes	$(283)	$419	$(210)	$734	$660	$(439)	$(650)	$632	479		$22
Operating cash flow	$2,870	$3,070	$3,129	$3,239	$12,308	$2,007	$2,394	$3,782	3,556		$11,739
Capital expenditures, net of noncontrolling interest (Non-GAAP) (d)	$(1,461)	$(1,646)	$(1,619)	$(1,446)	$(6,172)	$(1,726)	$(1,729)	$(1,636)	(1,727)		$(6,818)

	2023					2024
Year-to-date	Mar	Jun	Sep	Dec		Mar	Jun	Sep	Dec
Net Income ($ millions)
Reported income attributable to common stockholders	$983	$1,588	$2,744	$3,773		$718	$1,710	$2,674	$2,377
Reported EPS - Diluted ($/share)	$1.00	$1.63	$2.83	$3.90		$0.75	$1.78	$2.77	$2.44
Effective tax rate on reported income (loss) (%)	27%	31%	27%	27%		30%	29%	29%	29%

Adjusted income attributable to common stockholders (Non-GAAP) (b)	$1,069	$1,730	$2,864	$3,574		$604	$1,597	$2,574	$3,366
Adjusted EPS - Diluted (Non-GAAP) ($/share) (c)	$1.09	$1.78	$2.95	$3.70		$0.63	$1.66	$2.66	$3.46
Effective tax rate on adjusted income (loss) (%)	27%	29%	28%	28%		29%	28%	28%	27%

Average Shares Outstanding - Reported Income
Basic (millions)	901.2	895.6	891.9	889.2		884.1	889.2	902.1	911.8
Diluted (millions)	975.3	967.4	964.4	960.9		948.6	954.1	961.4	967.1

Average Shares Outstanding - Adjusted Income
Basic (millions)	901.2	895.6	891.9	889.2		884.1	889.2	902.1	911.8
Diluted (millions)	975.3	967.4	964.4	960.9		948.6	954.1	961.4	967.1

Daily Production Volumes
Total US (MBOE/D)	1,014	1,002	1,000	1,000		943	987	1,054	1,099
US Oil (MBBL/D)	551	535	535	534		487	520	551	571
Worldwide Production (MBOE/D)	1,220	1,219	1,219	1,223		1,172	1,215	1,281	1,327
Worldwide Sales (MBOE/D)	1,214	1,220	1,220	1,222		1,175	1,218	1,282	1,328

Commodity Price Realizations
Worldwide Oil ($/BBL)	$74.22	$73.91	$76.19	$76.85		$76.04	$78.06	$77.06	$75.05
Worldwide NGL ($/BBL)	$24.41	$21.67	$21.45	$21.32		$22.14	$21.68	$21.22	$21.38
Domestic Gas ($/MCF)	$3.01	$2.18	$2.09	$2.04		$1.61	$1.06	$0.81	$0.94

Cash Flows ($ millions)
Operating cash flows before working capital (Non-GAAP) (d)	$3,153	$5,804	$9,143	$11,648		$2,446	$5,490	$8,640	$11,717
Working capital changes	$(283)	$136	$(74)	$660		$(439)	$(1,089)	$(457)	$22
Operating cash flow	$2,870	$5,940	$9,069	$12,308		$2,007	$4,401	$8,183	$11,739
Capital expenditures, net of noncontrolling interest (Non-GAAP) (c)	$(1,461)	$(3,107)	$(4,726)	$(6,172)		$(1,726)	$(3,455)	$(5,091)	$(6,818)

(a) Percentage impacted by reported net loss.
(b) See schedule 3 for non-GAAP reconciliation.
(c) See schedule 4 for non-GAAP reconciliation.
(d) See schedule 7 for non-GAAP reconciliation.

SCHEDULE 2
Occidental Petroleum Corporation
Items Affecting Comparability Detail
(amounts in millions)

	2023					2024
Before Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic
Gains (losses) on sales of assets and other, net	$—	$—	$142	$—	$142	$—	$—	$(572)	$(13)	$(585)
Legal settlement gain	26	—	—	—	26	—	—	—	—	—
Asset impairments	—	(209)	—	—	(209)	—	—	—	(334)	(334)
Total Domestic	26	(209)	142	—	(41)	—	—	(572)	(347)	(919)
International
Legal reserves	—	—	—	—	—	(44)	(10)	—	—	(54)
Asset sales gains, net	—	—	—	25	25	—	—	—	—	—
Total International	—	—	—	25	25	(44)	(10)	—	—	(54)
Total Oil and Gas	26	(209)	142	25	(16)	(44)	(10)	(572)	(347)	(973)

Chemical
Legal reserves	—	—	—	—	—	(6)	—	—	(10)	(16)
Total Chemical	—	—	—	—	—	(6)	—	—	(10)	(16)

Midstream & Marketing
Gains on sales of assets and other, net (a)	—	—	51	—	51	122	35	490	—	647
Asset impairments and other charges (a)	(26)	—	(34)	—	(60)	—	—	(21)	—	(21)
TerraLithium fair value gain	—	—	—	—	—	—	27	—	—	27
Carbon Engineering fair value gain	—	—	—	283	283	—	—	—	—	—
Acquisition-related costs	—	—	—	(20)	(20)	—	—	—	—	—
Derivative gains (losses), net (a)	(8)	48	(81)	27	(14)	(91)	5	142	(88)	(32)
Total Midstream & Marketing	(34)	48	(64)	290	240	31	67	611	(88)	621

Corporate
Acquisition-related costs (b)	—	—	—	(6)	(6)	(56)	(29)	(56)	(9)	(150)
Gains on sales of assets and other, net	—	—	—	—	—	—	—	—	48	48
Passaic environmental reserve	—	—	—	—	—	—	—	—	(925)	(925)
Environmental receivable valuation allowance adjustment	—	260	—	—	260	—	—	—	(84)	(84)
Total Corporate	—	260	—	(6)	254	(56)	(29)	(56)	(970)	(1,111)

State tax rate revaluation	—	—	—	10	10	—	—	—	10	10
Income tax impact on Algeria contract renewal	—	(68)	3	—	(65)	—	(20)	—	—	(20)
Income tax impact on items affecting comparability	2	(22)	(17)	—	(37)	7	(9)	4	316	318
Preferred stock redemption premium	(80)	(65)	(42)	—	(187)	—	—	—	—	—
Discontinued operations, net of taxes	—	—	—	—	—	182	—	—	—	182
Total	$(86)	$(56)	$22	$319	$199	$114	$(1)	$(13)	$(1,089)	$(989)

	2023					2024
After Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic
Gains (losses) on sales of assets and other, net	$—	$—	$111	$—	$111	$—	$—	$(448)	$(10)	$(458)
Legal settlement gain	20	—	—	—	20	—	—	—	—	—
Asset impairments	—	(164)	—	—	(164)	—	—	—	(261)	(261)
Total Domestic	20	(164)	111	—	(33)	—	—	(448)	(271)	(719)
International
Legal reserves	—	—	—	—	—	(44)	(10)	—	—	(54)
Asset sales gains, net	—	—	—	25	25	—	—	—	—	—
Total International	—	—	—	25	25	(44)	(10)	—	—	(54)
Total Oil and Gas	20	(164)	111	25	(8)	(44)	(10)	(448)	(271)	(773)

Chemical
Legal reserves	—	—	—	—	—	(5)	—	—	(8)	(13)
Total Chemical	—	—	—	—	—	(5)	—	—	(8)	(13)

Midstream & Marketing
Gains on sale of assets and other, net (a)	—	—	40	—	40	95	28	384	—	507
Asset impairments and other charges (a)	(20)	—	(27)	—	(47)	—	—	(16)	—	(16)
TerraLithium fair value gain	—	—	—	—	—	—	21	—	—	21
Carbon Engineering fair value gain	—	—	—	283	283	—	—	—	—	—
Acquisition-related costs	—	—	—	(16)	(16)	—	—	—	—	—
Derivative gains (losses), net (a)	(6)	37	(63)	21	(11)	(71)	3	112	(69)	(25)
Total Midstream & Marketing	(26)	37	(50)	288	249	24	52	480	(69)	487
Corporate
Acquisition-related costs (b)	—	—	—	(4)	(4)	(43)	(23)	(45)	(7)	(118)
Gains on sales of assets and other, net	—	—	—	—	—	—	—	—	47	47
Passaic environmental reserve	—	—	—	—	—	—	—	—	(725)	(725)
Environmental receivable valuation allowance adjustment	—	204	—	—	204	—	—	—	(66)	(66)
Total Corporate	—	204	—	(4)	200	(43)	(23)	(45)	(751)	(862)

State tax rate revaluation	—	—	—	10	10	—	—	—	10	10
Income tax impact on Algeria contract renewal	—	(68)	3	—	(65)	—	(20)	—	—	(20)
Preferred stock redemption premium	(80)	(65)	(42)	—	(187)	—	—	—	—	—
Discontinued operations, net of taxes	—	—	—	—	—	182	—	—	—	182
Total	$(86)	$(56)	$22	$319	$199	$114	$(1)	$(13)	$(1,089)	$(989)
(a) Included gains on sales, charges and derivative gains (losses) from income from equity investments and other.
(b) Included debt issuance costs from interest and debt expense, net.

SCHEDULE 3
Occidental Petroleum Corporation
Segment Results Before Tax Allocations
(amounts in millions, except per share and effective tax rate amounts)

	2023					2024
Reported Income	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$1,371	$699	$1,627	$1,125	$4,822	$863	$1,231	$763	$858	$3,715
International	371	462	467	559	1,859	441	491	459	383	1,774
Exploration	(102)	(102)	(125)	(112)	(441)	(66)	(83)	(57)	(69)	(275)
Total Oil & Gas	1,640	1,059	1,969	1,572	6,240	1,238	1,639	1,165	1,172	5,214
Chemical	472	436	373	250	1,531	254	296	304	270	1,124
Midstream & Marketing	2	(30)	(130)	182	24	(33)	116	631	(134)	580
Segment income	2,114	1,465	2,212	2,004	7,795	1,459	2,051	2,100	1,308	6,918
Corporate
Interest	(238)	(230)	(230)	(247)	(945)	(284)	(252)	(312)	(327)	(1,175)
Other	(142)	92	(173)	(198)	(421)	(165)	(164)	(194)	(1,150)	(1,673)
Income from continuing operations before taxes	1,734	1,327	1,809	1,559	6,429	1,010	1,635	1,594	(169)	4,070
Taxes
Federal and state	(300)	(203)	(322)	(150)	(975)	(172)	(274)	(254)	111	(589)
International	(171)	(264)	(112)	(211)	(758)	(132)	(191)	(200)	(62)	(585)
Income from continuing operations	1,263	860	1,375	1,198	4,696	706	1,170	1,140	(120)	2,896
Discontinued operations, net of taxes	—	—	—	—	—	182	—	—	—	182
Net income	1,263	860	1,375	1,198	4,696	888	1,170	1,140	(120)	3,078
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	(8)	(7)	(7)	(22)
Less: Preferred stock dividends and redemption premiums	(280)	(255)	(219)	(169)	(923)	(170)	(170)	(169)	(170)	(679)
Net income attributable to common stockholders	$983	$605	$1,156	$1,029	$3,773	$718	$992	$964	$(297)	$2,377
Reported diluted income per share	$1.00	$0.63	$1.20	$1.08	$3.90	$0.75	$1.03	$0.98	$(0.32)	$2.44
Effective Tax Rate	27%	35%	24%	23%	27%	30%	28%	28%	29%	29%

Items Affecting Comparability
Oil & Gas
Domestic	$26	$(209)	$142	$—	$(41)	$—	$—	$(572)	$(347)	$(919)
International	—	—	—	25	25	(44)	(10)	—	—	(54)
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	26	(209)	142	25	(16)	(44)	(10)	(572)	(347)	(973)
Chemical	—	—	—	—	—	(6)	—	—	(10)	(16)
Midstream & Marketing	(34)	48	(64)	290	240	31	67	611	(88)	621
Segment income (loss)	(8)	(161)	78	315	224	(19)	57	39	(445)	(368)
Corporate
Interest	—	—	—	—	—	(44)	(16)	(6)	3	(63)
Other	—	260	—	(6)	254	(12)	(13)	(50)	(973)	(1,048)
Income (loss) from continuing operations before taxes	(8)	99	78	309	478	(75)	28	(17)	(1,415)	(1,479)
Taxes
Federal and state	2	(22)	(17)	10	(27)	7	(9)	4	326	328
International	—	(68)	3	—	(65)	—	(20)	—	—	(20)
Income (loss) from continuing operations	(6)	9	64	319	386	(68)	(1)	(13)	(1,089)	(1,171)
Discontinued operations, net of taxes	—	—	—	—	—	182	—	—	—	182
Net income (loss)	(6)	9	64	319	386	114	(1)	(13)	(1,089)	(989)
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Less: Preferred stock redemption premiums	(80)	(65)	(42)	—	(187)	—	—	—	—	—
Net income (loss) attributable to common stockholders	$(86)	$(56)	$22	$319	$199	$114	$(1)	$(13)	$(1,089)	$(989)

Adjusted Income (Non-GAAP) (a)
Oil & Gas
Domestic	$1,345	$908	$1,485	$1,125	$4,863	$863	$1,231	$1,335	$1,205	$4,634
International	371	462	467	534	1,834	485	501	459	383	1,828
Exploration	(102)	(102)	(125)	(112)	(441)	(66)	(83)	(57)	(69)	(275)
Total Oil & Gas	1,614	1,268	1,827	1,547	6,256	1,282	1,649	1,737	1,519	6,187
Chemical	472	436	373	250	1,531	260	296	304	280	1,140
Midstream & Marketing	36	(78)	(66)	(108)	(216)	(64)	49	20	(46)	(41)
Adjusted segment income	2,122	1,626	2,134	1,689	7,571	1,478	1,994	2,061	1,753	7,286
Corporate
Interest	(238)	(230)	(230)	(247)	(945)	(240)	(236)	(306)	(330)	(1,112)
Other	(142)	(168)	(173)	(192)	(675)	(153)	(151)	(144)	(177)	(625)
Adjusted income from continuing operations before taxes	1,742	1,228	1,731	1,250	5,951	1,085	1,607	1,611	1,246	5,549
Taxes
Federal and state	(302)	(181)	(305)	(160)	(948)	(179)	(265)	(258)	(215)	(917)
International	(171)	(196)	(115)	(211)	(693)	(132)	(171)	(200)	(62)	(565)
Adjusted income	1,269	851	1,311	879	4,310	774	1,171	1,153	969	4,067
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	(8)	(7)	(7)	(22)
Less: Preferred stock dividends	(200)	(190)	(177)	(169)	(736)	(170)	(170)	(169)	(170)	(679)
Adjusted income attributable to common stockholders	$1,069	$661	$1,134	$710	$3,574	$604	$993	$977	$792	$3,366
Adjusted diluted earnings per share (Non-GAAP)	$1.09	$0.68	$1.18	$0.74	$3.70	$0.63	$1.03	$1.00	$0.80	$3.46
Effective Tax Rate	27%	31%	24%	30%	28%	29%	27%	28%	22%	27%

ADJUSTED INCOME TAX BENEFIT (EXPENSE)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD
CURRENT	$(454)	$(355)	$(320)	$(442)	$(1,571)	$(356)	$(555)	$(257)	$(270)	$(1,438)
DEFERRED	(19)	(22)	(100)	71	(70)	45	119	(201)	(7)	(44)
TOTAL ADJUSTED INCOME TAX BENEFIT (EXPENSE)	$(473)	$(377)	$(420)	$(371)	$(1,641)	$(311)	$(436)	$(458)	$(277)	$(1,482)
(a) Non-GAAP Measure. Adjusted income is a non-GAAP measure. Occidental defines adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and adjusted income is not considered to be an alternative to net income reported in accordance with GAAP.

SCHEDULE 4
Occidental Petroleum Corporation
Segment Results After Tax Allocations
(Amounts in millions, except per share and effective tax rate amounts)

	2023					2024
Reported Income (Loss)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$1,069	$545	$1,269	$877	$3,760	$673	$960	$595	$669	$2,897
International	216	274	310	363	1,163	296	313	302	267	1,178
Exploration	(82)	(92)	(103)	(92)	(369)	(58)	(75)	(53)	(63)	(249)
Total Oil & Gas	1,203	727	1,476	1,148	4,554	911	1,198	844	873	3,826
Chemical	364	337	288	189	1,178	196	227	234	206	863
Midstream & Marketing	3	(13)	(94)	211	107	(30)	102	500	(108)	464
Segment income	1,570	1,051	1,670	1,548	5,839	1,077	1,527	1,578	971	5,153
Corporate
Interest	(238)	(230)	(230)	(247)	(945)	(284)	(252)	(312)	(327)	(1,175)
Other	(142)	92	(173)	(198)	(421)	(165)	(164)	(194)	(1,150)	(1,673)
Taxes	73	(53)	108	95	223	78	59	68	386	591
Income from continuing operations	1,263	860	1,375	1,198	4,696	706	1,170	1,140	(120)	2,896
Discontinued operations, net of taxes	—	—	—	—	—	182	—	—	—	182
Net income	1,263	860	1,375	1,198	4,696	888	1,170	1,140	(120)	3,078
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	(8)	(7)	(7)	(22)
Less: Preferred stock dividends and redemption premiums	(280)	(255)	(219)	(169)	(923)	(170)	(170)	(169)	(170)	(679)
Net income attributable to common stockholders	$983	$605	$1,156	$1,029	$3,773	$718	$992	$964	$(297)	$2,377
Reported diluted income per share	$1.00	$0.63	$1.20	$1.08	$3.90	$0.75	$1.03	$0.98	$(0.32)	$2.44
Items Affecting Comparability
Oil & Gas
Domestic	$20	$(164)	$111	$—	$(33)	$—	$—	$(448)	$(271)	$(719)
International	—	—	—	25	25	(44)	(10)	—	—	(54)
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	20	(164)	111	25	(8)	(44)	(10)	(448)	(271)	(773)
Chemical	—	—	—	—	—	(5)	—	—	(8)	(13)
Midstream & Marketing	(26)	37	(50)	288	249	24	52	480	(69)	487
Segment income (loss)	(6)	(127)	61	313	241	(25)	42	32	(348)	(299)
Corporate
Interest	—	—	—	—	—	(34)	(12)	(6)	3	(49)
Other	—	204	—	(4)	200	(9)	(11)	(39)	(754)	(813)
Taxes	—	(68)	3	10	(55)	—	(20)	—	10	(10)
Income (loss) from continuing operations	(6)	9	64	319	386	(68)	(1)	(13)	(1,089)	(1,171)
Discontinued operations, net of taxes	—	—	—	—	—	182	—	—	—	182
Net income (loss)	(6)	9	64	319	386	114	(1)	(13)	(1,089)	(989)
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Less: Preferred stock redemption premiums	(80)	(65)	(42)	—	(187)	—	—	—	—	—
Net income (loss) attributable to common stockholders	$(86)	$(56)	$22	$319	$199	$114	$(1)	$(13)	$(1,089)	$(989)
Adjusted Income (Loss) (Non-GAAP) (a)
Oil & Gas
Domestic	$1,049	$709	$1,158	$877	$3,793	$673	$960	$1,043	$940	$3,616
International	216	274	310	338	1,138	340	323	302	267	1,232
Exploration	(82)	(92)	(103)	(92)	(369)	(58)	(75)	(53)	(63)	(249)
Total Oil & Gas	1,183	891	1,365	1,123	4,562	955	1,208	1,292	1,144	4,599
Chemical	364	337	288	189	1,178	201	227	234	214	876
Midstream & Marketing	29	(50)	(44)	(77)	(142)	(54)	50	20	(39)	(23)
Adjusted segment income	1,576	1,178	1,609	1,235	5,598	1,102	1,485	1,546	1,319	5,452
Corporate
Interest	(238)	(230)	(230)	(247)	(945)	(250)	(240)	(306)	(330)	(1,126)
Other	(142)	(112)	(173)	(194)	(621)	(156)	(153)	(155)	(396)	(860)
Taxes	73	15	105	85	278	78	79	68	376	601
Adjusted income from continuing operations	1,269	851	1,311	879	4,310	774	1,171	1,153	969	4,067
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	(8)	(7)	(7)	(22)
Less: Preferred stock dividends	(200)	(190)	(177)	(169)	(736)	(170)	(170)	(169)	(170)	(679)
Adjusted income attributable to common stockholders	$1,069	$661	$1,134	$710	$3,574	$604	$993	$977	$792	$3,366
Adjusted diluted earnings per share (Non-GAAP)	$1.09	$0.68	$1.18	$0.74	$3.70	$0.63	$1.03	$1.00	$0.80	$3.46
Reconciliation - Diluted Earnings Per Share
Reported Diluted Earnings Per Share (GAAP)	$1.00	$0.63	$1.20	$1.08	$3.90	$0.75	$1.03	$0.98	$(0.32)	$2.44
After-Tax Adjustments for Items Affecting Comparability
Oil & Gas
Domestic	$0.02	$(0.17)	$0.11	$—	$(0.03)	$—	$—	$(0.46)	$(0.29)	$(0.74)
International	—	—	—	0.03	0.03	(0.05)	(0.01)	—	—	(0.06)
Chemical	—	—	—	—	—	(0.01)	—	—	(0.01)	(0.01)
Midstream & Marketing	(0.03)	0.04	(0.05)	0.30	0.25	0.03	0.05	0.49	(0.07)	0.50
Corporate
Interest	—	—	—	—	—	(0.04)	(0.01)	(0.01)	—	(0.05)
Other	—	0.22	—	—	0.21	(0.01)	(0.01)	(0.04)	(0.80)	(0.84)
Taxes	—	(0.07)	—	0.01	(0.06)	—	(0.02)	—	0.01	(0.01)
Adjustment to diluted average shares for adjusted income	—	—	—	—	—	—	—	—	0.04	—
Discontinued operations, net of taxes	—	—	—	—	—	0.20	—	—	—	0.19
Preferred stock redemption premiums	(0.08)	(0.07)	(0.04)	—	(0.19)	—	—	—	—	—
Total After-Tax Adjustments for Items Affecting Comparability	$(0.09)	$(0.05)	$0.02	$0.34	$0.21	$0.12	$—	$(0.02)	$(1.12)	$(1.02)

Adjusted Diluted Earnings Per Share (Non-GAAP)	$1.09	$0.68	$1.18	$0.74	$3.69	$0.63	$1.03	$1.00	$0.80	$3.46

Average Diluted Shares Outstanding - Reported (millions)	975.3	958.8	958.2	950.1	960.9	948.6	958.9	975.7	940.8	967.1
Average Diluted Shares Outstanding - Adjusted (millions) (Non-GAAP)	975.3	958.8	958.2	950.1	960.9	948.6	958.9	975.7	983.9	967.1
(a) Non-GAAP Measure. Adjusted income is a non-GAAP measure. Occidental defines adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and adjusted income is not considered to be an alternative to net income reported in accordance with GAAP. The reported EPS (GAAP) calculations do not include dilutive effect of potential issuance of common stocks as their effect is anti-dilutive since Occidental generated net losses from continuing operations.

SCHEDULE 5
Occidental Petroleum Corporation
Consolidated Condensed Statements of Operations
(amounts in millions, except per-share amounts)

	2023					2024
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
REVENUES AND OTHER INCOME
Net sales
Oil & Gas	$5,325	$4,941	$5,594	$5,424	$21,284	$4,915	$5,469	$5,697	$5,624	$21,705
Chemical	1,405	1,375	1,309	1,232	5,321	1,186	1,274	1,246	1,217	4,923
Midstream & Marketing	751	616	552	632	2,551	99	282	440	141	962
Eliminations	(256)	(230)	(297)	(116)	(899)	(225)	(208)	(210)	(222)	(865)
Total	7,225	6,702	7,158	7,172	28,257	5,975	6,817	7,173	6,760	26,725
Interest, dividends and other income	29	28	50	32	139	36	34	60	41	171
Gains (losses) on sale of assets and other, net	4	1	192	325	522	(1)	28	(79)	36	(16)
Total	7,258	6,731	7,400	7,529	28,918	6,010	6,879	7,154	6,837	26,880

COSTS AND OTHER DEDUCTIONS
Oil and gas lease operating expense	1,081	1,130	1,189	1,277	4,677	1,161	1,179	1,207	1,191	4,738
Transportation and gathering expense	384	375	363	359	1,481	353	405	407	443	1,608
Chemical and midstream costs of sales	745	791	682	898	3,116	742	821	806	752	3,121
Purchased commodities	498	490	520	501	2,009	86	89	83	79	337
Selling, general and administrative expense	241	277	258	307	1,083	259	259	268	276	1,062
Other operating and non-operating expense	308	10	328	438	1,084	410	344	334	493	1,581
Taxes other than on income	306	266	290	225	1,087	235	265	256	283	1,039
Depreciation, depletion and amortization	1,721	1,709	1,712	1,723	6,865	1,693	1,775	1,926	1,977	7,371
Asset impairments and other charges	—	209	—	—	209	—	—	21	1,260	1,281
Acquisition-related costs	—	—	—	26	26	12	14	49	9	84
Exploration expense	102	102	125	112	441	66	83	57	69	275
Interest and debt expense, net	238	230	230	247	945	284	252	312	327	1,175
Total	5,624	5,589	5,697	6,113	23,023	5,301	5,486	5,726	7,159	23,672
INCOME BEFORE INCOME TAXES AND OTHER ITEMS	1,634	1,142	1,703	1,416	5,895	709	1,393	1,428	(322)	3,208
OTHER ITEMS
Income from equity investments and other	100	185	106	143	534	301	242	166	153	862
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,734	1,327	1,809	1,559	6,429	1,010	1,635	1,594	(169)	4,070
Income tax expense	(471)	(467)	(434)	(361)	(1,733)	(304)	(465)	(454)	49	(1,174)
INCOME FROM CONTINUING OPERATIONS	1,263	860	1,375	1,198	4,696	706	1,170	1,140	(120)	2,896
Discontinued operations, net of taxes	—	—	—	—	—	182	—	—	—	182
NET INCOME	1,263	860	1,375	1,198	4,696	888	1,170	1,140	(120)	3,078
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	(8)	(7)	(7)	(22)
Less: Preferred stock dividend and redemption premiums	(280)	(255)	(219)	(169)	(923)	(170)	(170)	(169)	(170)	(679)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$983	$605	$1,156	$1,029	$3,773	$718	$992	$964	$(297)	$2,377

EARNINGS PER SHARE
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.08	$0.68	$1.30	$1.16	$4.22	$0.60	$1.10	$1.03	$(0.32)	$2.39
Discontinued operations, net	—	—	—	—	—	0.21	—	—	—	0.20
BASIC EARNINGS PER COMMON SHARE	$1.08	$0.68	$1.30	$1.16	$4.22	$0.81	$1.10	$1.03	$(0.32)	$2.59

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.00	$0.63	$1.20	$1.08	$3.90	$0.56	$1.03	$0.98	$(0.32)	$2.26
Discontinued operations, net	—	—	—	—	—	0.19	—	—	—	0.18
DILUTED EARNINGS PER COMMON SHARE	$1.00	$0.63	$1.20	$1.08	$3.90	$0.75	$1.03	$0.98	$(0.32)	$2.44

DIVIDENDS PER COMMON SHARE	$0.18	$0.18	$0.18	$0.18	$0.72	$0.22	$0.22	$0.22	$0.22	$0.88

AVERAGE COMMON SHARES OUTSTANDING
BASIC	901.2	889.3	884.0	881.0	889.2	884.1	893.8	927.5	940.8	911.8
DILUTED	975.3	958.8	958.2	950.1	960.9	948.6	958.9	975.7	940.8	967.1

INCOME TAX BENEFIT (EXPENSE)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD
CURRENT
Federal	$(265)	$(181)	$(243)	$(182)	$(871)	$(243)	$(303)	$(286)	$(124)	$(956)
State and local	(18)	(14)	(21)	(39)	(92)	(12)	(12)	(19)	(7)	(50)
International	(171)	(191)	(120)	(231)	(713)	(140)	(194)	(196)	(99)	(629)
Total	(454)	(386)	(384)	(452)	(1,676)	(395)	(509)	(501)	(230)	(1,635)
DEFERRED
Federal	(14)	(5)	(56)	38	$(37)	81	42	54	212	$389
State and local	(3)	(3)	(2)	33	25	2	(1)	(3)	30	28
International	—	(73)	8	20	(45)	8	3	(4)	37	44
Total	(17)	(81)	(50)	91	(57)	91	44	47	279	461
TOTAL INCOME TAX EXPENSE	$(471)	$(467)	$(434)	$(361)	$(1,733)	$(304)	$(465)	$(454)	$49	$(1,174)

ADJUSTED SG&A, OTHER OPERATING AND NON-OPERATING EXPENSES (NON-GAAP)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD
Selling, general and administrative expense	$241	$277	$258	$307	$1,083	$259	$259	$268	$276	$1,062
Other operating and non-operating expense	308	10	328	438	1,084	410	344	334	493	1,581
Total SG&A, Other Operating and Non-Operating Expenses (GAAP)	549	287	586	745	2,167	669	603	602	769	2,643
Less: Items Affecting Comparability	26	260	—	—	286	(50)	(10)	—	(94)	(154)
Adjusted SG&A, Other Operating and Non-Operating Expenses (NON-GAAP) (a)	$575	$547	$586	$745	$2,453	$619	$593	$602	$675	$2,489
(a) Non-GAAP Measures. Adjusted SG&A, other operating and non-operating expenses is a non-GAAP measure. Occidental defines adjusted SG&A, other operating and non-operating expenses as the sum of selling, general and administrative expense and other operating and non-operating expense less items affecting comparability.

SCHEDULE 6
Occidental Petroleum Corporation
Consolidated Condensed Balance Sheets
(amounts in millions)

	2023				2024
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
CURRENT ASSETS
Cash and cash equivalents	$1,165	$486	$611	$1,426	$1,272	$1,845	$1,759	$2,132
Trade receivables, net	3,272	2,850	3,674	3,195	3,271	3,896	3,924	3,526
Joint interest receivables	721	928	822	902	783	671	789	720
Inventories	2,311	2,021	1,975	2,022	2,131	2,813	2,275	2,095
Other current assets	673	1,169	1,184	830	888	867	807	597
Total current assets	8,142	7,454	8,266	8,375	8,345	10,092	9,554	9,070

INVESTMENTS IN UNCONSOLIDATED ENTITIES	3,161	3,431	3,320	3,224	3,400	3,460	3,195	3,159

PROPERTY, PLANT AND EQUIPMENT
Gross property, plant and equipment	122,126	123,891	124,941	126,811	128,542	130,222	138,889	140,954
Accumulated depreciation, depletion and amortization	(63,957)	(65,550)	(66,671)	(68,282)	(69,779)	(71,352)	(69,547)	(71,576)
Net property, plant and equipment	58,169	58,341	58,270	58,529	58,763	58,870	69,342	69,378

OPERATING LEASE ASSETS	852	827	854	1,130	1,038	1,022	961	937
OTHER LONG-TERM ASSETS	1,276	1,146	1,117	2,750	2,731	2,772	2,751	2,901
TOTAL ASSETS	$71,600	$71,199	$71,827	$74,008	$74,277	$76,216	$85,803	$85,445

CURRENT LIABILITIES
Current maturities of long-term debt	$139	$158	$1,224	$1,202	$1,203	$1,347	$1,179	$1,138
Preferred stock redemption payable	712	304	—	—	—	—	—	—
Current operating lease liabilities	287	284	312	446	424	410	376	374
Accounts payable	3,514	3,557	3,908	3,646	3,827	4,282	3,935	3,753
Accrued liabilities	2,788	3,153	3,497	3,854	3,358	3,660	4,051	4,256
Total current liabilities	7,440	7,456	8,941	9,148	8,812	9,699	9,541	9,521

LONG-TERM DEBT, NET	19,645	19,669	18,597	18,536	18,545	18,390	25,456	24,978

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	5,527	5,605	5,666	5,764	5,728	5,680	5,630	5,394
Asset retirement obligations	3,618	3,667	3,636	3,882	3,867	3,848	3,888	4,042
Other deferred credits and liabilities	5,811	5,691	5,675	6,329	6,358	6,340	6,354	7,030
Total deferred credits and other liabilities	14,956	14,963	14,977	15,975	15,953	15,868	15,872	16,466
EQUITY
Preferred stock, $1.00 per share par value	9,130	8,621	8,287	8,287	8,287	8,287	8,287	8,287
Common stock, $0.20 per share par value	221	221	221	222	223	227	233	233
Treasury stock	(14,524)	(14,958)	(15,573)	(15,582)	(15,582)	(15,591)	(15,591)	(15,597)
Additional paid-in capital	17,159	17,218	17,326	17,422	17,456	17,928	19,802	19,868
Retained earnings	17,318	17,762	18,758	19,626	20,147	20,938	21,694	21,189
Accumulated other comprehensive income (loss)	255	247	293	275	280	264	249	179
Total stockholder's equity	29,559	29,111	29,312	30,250	30,811	32,053	34,674	34,159
Noncontrolling interest	—	—	—	99	156	206	260	321
Total equity	29,559	29,111	29,312	30,349	30,967	32,259	34,934	34,480

TOTAL LIABILITIES AND EQUITY	$71,600	$71,199	$71,827	$74,008	$74,277	$76,216	$85,803	$85,445

SCHEDULE 7
Occidental Petroleum Corporation
Consolidated Condensed Statements of Cash Flows and Detail of CAPEX and DD&A
(amounts in millions)

	2023					2024
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
OPERATING CASH FLOW FROM CONTINUING OPERATIONS
Net income (loss)	$1,263	$860	$1,375	$1,198	$4,696	$888	$1,170	$1,140	$(120)	$3,078
Depreciation, depletion and amortization (see detail below)	1,721	1,709	1,712	1,723	6,865	1,693	1,775	1,926	1,977	7,371
Deferred income tax provision (benefit)	17	81	50	(91)	57	(91)	(44)	(47)	(279)	(461)
Asset impairments and other non-cash charges, net	152	1	202	(325)	30	(44)	143	131	1,499	1,729
Operating cash flow before working capital from continuing operations (Non-GAAP) (see below) (a)	3,153	2,651	3,339	2,505	11,648	2,446	3,044	3,150	3,077	11,717
Working capital changes	(283)	419	(210)	734	660	(439)	(650)	632	479	22
Operating cash flow from continuing operations (GAAP)	2,870	3,070	3,129	3,239	12,308	2,007	2,394	3,782	3,556	11,739

INVESTING CASH FLOW
Capital expenditures (see detail below)	(1,461)	(1,646)	(1,619)	(1,544)	(6,270)	(1,783)	(1,771)	(1,683)	(1,781)	(7,018)
Purchases of assets, businesses and equity investments, net	(151)	11	(80)	(493)	(713)	(142)	(45)	(8,850)	(92)	(9,129)
Proceeds from sales of assets and equity investments, net	54	26	325	43	448	98	50	1,514	11	1,673
Changes in capital accrual	(20)	25	(53)	73	25	51	(75)	(15)	135	96
Other investing activities	(20)	(355)	(47)	(48)	(470)	(34)	(30)	(85)	(63)	(212)
Investing cash flow	(1,598)	(1,939)	(1,474)	(1,969)	(6,980)	(1,810)	(1,871)	(9,119)	(1,790)	(14,590)

FINANCING CASH FLOW
Cash dividends paid	(320)	(368)	(347)	(330)	(1,365)	(332)	(366)	(371)	(377)	(1,446)
Preferred stock redemption	—	(982)	(679)	—	(1,661)	—	—	—	—	—
Purchases of treasury stock	(732)	(445)	(434)	(187)	(1,798)	—	(9)	—	(18)	(27)
Proceeds from debt issuance	—	—	—	—	—	—	—	9,612	—	9,612
Payments of debt	(22)	—	—	—	(22)	—	—	(4,007)	(507)	(4,514)
Proceeds from issuance of common stock	30	7	55	43	135	88	416	67	13	584
Deferred payments for purchases of assets and businesses	—	—	—	—	—	—	—	—	(318)	(318)
Contributions from noncontrolling interests	—	—	—	100	100	57	42	47	54	200
Other financing activities	(36)	(28)	(134)	(81)	(279)	(141)	(44)	(13)	(49)	(247)
Financing cash flow	(1,080)	(1,816)	(1,539)	(455)	(4,890)	(328)	39	5,335	(1,202)	3,844

Cash Flow From Discontinued Operations	—	—	—	—	—	—	—	(100)	(200)	(300)

Increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents	192	(685)	116	815	438	(131)	562	(102)	364	693
Cash and cash equivalents and restricted cash and restricted cash equivalents - beginning of period	1,026	1,218	533	649	1,026	1,464	1,333	1,895	1,793	1,464
Cash and cash equivalents and restricted cash and cash equivalents - end of period	$1,218	$533	$649	$1,464	$1,464	$1,333	$1,895	$1,793	$2,157	$2,157

Capital Expenditures	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas	$(1,256)	$(1,360)	$(1,321)	$(1,023)	$(4,960)	$(1,472)	$(1,349)	$(1,268)	$(1,231)	$(5,320)
Chemical	(56)	(123)	(111)	(245)	(535)	(80)	(166)	(164)	(275)	(685)
Midstream & Marketing	(136)	(141)	(151)	(228)	(656)	(205)	(221)	(216)	(238)	(880)
Corporate	(13)	(22)	(36)	(48)	(119)	(26)	(35)	(35)	(37)	(133)
Total Capital Expenditures (GAAP)	$(1,461)	$(1,646)	$(1,619)	$(1,544)	$(6,270)	$(1,783)	$(1,771)	$(1,683)	$(1,781)	$(7,018)
Contributions from noncontrolling interest	—	—	—	98	98	57	42	47	54	200
Capital Expenditures, Net of Noncontrolling Interest (Non-GAAP)	$(1,461)	$(1,646)	$(1,619)	$(1,446)	$(6,172)	$(1,726)	$(1,729)	$(1,636)	$(1,727)	$(6,818)

Depreciation, Depletion and Amortization	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
United States	$1,390	$1,371	$1,393	$1,405	$5,559	$1,365	$1,447	$1,597	$1,640	$6,049
International	140	152	132	129	553	132	126	125	133	516
Chemical	88	89	89	90	356	87	91	92	93	363
Midstream & Marketing	83	81	81	81	326	84	82	83	80	329
Corporate	20	16	17	18	71	25	29	29	31	114
Total Depreciation, Depletion and Amortization	$1,721	$1,709	$1,712	$1,723	$6,865	$1,693	$1,775	$1,926	$1,977	$7,371

Free Cash Flow Before Working Capital (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Operating cash flow from continuing operations (GAAP)	$2,870	$3,070	$3,129	$3,239	$12,308	$2,007	$2,394	$3,782	$3,556	$11,739
Plus: Working capital and other, net	283	(419)	210	(734)	(660)	439	650	(632)	(479)	(22)
Operating cash flow before working capital from continuing operations (Non-GAAP)	3,153	2,651	3,339	2,505	11,648	2,446	3,044	3,150	3,077	11,717
Less: Capital expenditures, net of noncontrolling interest (Non-GAAP)	(1,461)	(1,646)	(1,619)	(1,446)	(6,172)	(1,726)	(1,729)	(1,636)	(1,727)	(6,818)
Free Cash Flow Before Working Capital (Non-GAAP)	$1,692	$1,005	$1,720	$1,059	$5,476	$720	$1,315	$1,514	$1,350	$4,899
(a) Non-GAAP Measures. Operating cash flow before working capital, capital expenditures, net of noncontrolling interest and free cash flow before working capital are non-GAAP measures. Occidental defines operating cash flow before working capital as operating cash flow less working capital. Capital expenditures, net of noncontrolling interest is defined as capital expenditures less contributions from noncontrolling interest. Free cash flow before working capital is defined as operating cash flow from continuing operations before working capital less capital expenditures, net of noncontrolling interest. These non-GAAP measures are not meant to disassociate those items from management's performance, but rather are meant to provide useful information to investors interested in comparing Occidental's performance between periods. Reported operating cash flow and capital expenditures are considered representative of management's performance over the long term, and operating cash flow from continuing operations before working capital, capital expenditures, net of noncontrolling interest and free cash flow before working capital are not considered to be alternatives to reported operating cash flow and capital expenditures in accordance with GAAP.

SCHEDULE 8
Occidental Petroleum Corporation
Oil & Gas Net Production Volumes Per Day by Geographical Locations
TOTAL REPORTED PRODUCTION

	2023					2024
REPORTED NET MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
United States
Permian	579	582	588	588	584	567	587	729	771	664
Rockies & Other Domestic	264	273	263	285	271	286	306	321	325	310
Gulf of America	171	135	146	127	145	90	138	136	137	125
Total	1,014	990	997	1,000	1,000	943	1,031	1,186	1,233	1,099

International
Algeria & Other International	41	34	30	38	35	31	33	31	33	32
Al Hosn	61	88	88	92	83	92	91	91	91	91
Dolphin	36	39	39	40	39	36	39	39	41	39
Oman	68	67	66	64	66	70	64	65	65	66
Total	206	228	223	234	223	229	227	226	230	228

TOTAL REPORTED PRODUCTION	1,220	1,218	1,220	1,234	1,223	1,172	1,258	1,412	1,463	1,327

REPORTED NET PRODUCTION
VOLUMES PER DAY BY COMMODITY:
United States
Oil (MBBL)
Permian	337	333	339	338	337	323	339	402	416	370
Rockies & Other Domestic	73	76	72	87	77	89	98	94	102	96
Gulf of America	141	112	123	105	120	75	116	115	116	105
Total	551	521	534	530	534	487	553	611	634	571
NGL (MBBL)
Permian	136	141	145	138	140	136	136	186	194	163
Rockies & Other Domestic	94	100	97	98	97	100	103	112	106	106
Gulf of America	13	10	10	10	11	6	10	9	10	9
Total	243	251	252	246	248	242	249	307	310	278
Natural Gas (MMCF)
Permian	637	646	625	674	644	645	671	848	964	783
Rockies & Other Domestic	583	586	565	600	584	584	630	691	700	649
Gulf of America	99	78	77	72	81	55	70	69	68	66
Total	1,319	1,310	1,267	1,346	1,309	1,284	1,371	1,608	1,732	1,498

International
Oil (MBBL)
Algeria and Other International	34	28	25	32	29	25	27	26	26	26
Al Hosn	10	15	15	16	14	16	15	15	15	15
Dolphin	6	6	6	6	6	6	6	6	6	6
Oman	58	58	57	54	57	59	54	55	55	56
Total	108	107	103	108	106	106	102	102	102	103
NGL (MBBL)
Algeria and Other International	4	3	2	3	3	4	3	2	3	3
Al Hosn	18	25	26	27	24	27	27	27	28	27
Dolphin	7	8	8	8	8	7	8	8	8	8
Total	29	36	36	38	35	38	38	37	39	38
Natural Gas (MMCF)
Algeria and Other International	15	15	15	15	15	14	19	20	20	18
Al Hosn	196	289	284	295	267	295	291	292	290	293
Dolphin	140	152	149	156	151	140	152	152	159	150
Oman	62	53	53	60	56	63	59	57	63	63
Total	413	509	501	526	489	512	521	521	532	524

SCHEDULE 9
Occidental Petroleum Corporation
Oil & Gas Net Sales Volumes Per Day and Realized Prices by Geographical Locations

	2023					2024
NET SALES MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

United States	1,014	990	997	1,000	1,000	943	1,031	1,186	1,233	1,099

International
Algeria and Other International	36	36	30	36	35	33	33	29	33	33
Al Hosn	61	88	88	92	82	93	91	91	91	91
Dolphin	35	39	40	40	39	36	39	40	40	39
Oman	68	69	67	62	66	70	66	65	66	66
Total	200	232	225	230	222	232	229	225	230	229

TOTAL REPORTED SALES	1,214	1,222	1,222	1,230	1,222	1,175	1,260	1,411	1,463	1,328

REALIZED PRICES
United States
Oil ($/BBL)	$73.63	$72.70	$81.36	$77.91	$76.42	$75.54	$79.79	$74.81	$69.27	$74.62
NGL ($/BBL)	$23.39	$17.80	$20.22	$19.50	$20.19	$21.17	$20.19	$19.50	$21.14	$20.48
Natural Gas ($/MCF)	$3.01	$1.36	$1.92	$1.88	$2.04	$1.61	$0.54	$0.40	$1.26	$0.94

International
Oil ($/BBL)	$77.42	$77.76	$77.32	$83.64	$79.03	$78.29	$80.40	$78.54	$72.55	$77.46
NGL ($/BBL)	$32.98	$28.45	$26.59	$30.18	$29.35	$28.33	$28.11	$28.48	$27.11	$28.00
Natural Gas ($/MCF)	$1.95	$1.88	$1.87	$1.85	$1.88	$1.87	$1.91	$1.90	$1.88	$1.89

Total Worldwide
Oil ($/BBL)	$74.22	$73.59	$80.70	$78.85	$76.85	$76.04	$79.89	$75.33	$69.73	$75.05
NGL ($/BBL)	$24.41	$19.08	$21.04	$20.93	$21.32	$22.14	$21.23	$20.47	$21.80	$21.38
Natural Gas ($/MCF)	$2.76	$1.50	$1.90	$1.88	$2.00	$1.68	$0.92	$0.76	$1.41	$1.18

Index Prices
WTI Oil ($/BBL)	$76.13	$73.83	$82.26	$78.32	$77.64	$76.96	$80.56	$75.09	$70.27	$75.72
Brent Oil ($/BBL)	$82.20	$78.02	$86.08	$82.69	$82.25	$81.83	$84.95	$78.41	$73.97	$79.79
NYMEX Natural Gas ($/MCF)	$3.88	$2.30	$2.59	$2.97	$2.94	$2.35	$1.99	$2.37	$2.66	$2.34

Percentage of Index Prices
Worldwide Oil as a percentage of WTI	97%	100%	98%	101%	99%	99%	99%	100%	99%	99%
Worldwide Oil as a percentage of Brent	90%	94%	94%	95%	93%	93%	94%	96%	94%	94%
Worldwide NGL as a percentage of WTI	32%	26%	26%	27%	27%	29%	26%	27%	31%	28%
Worldwide NGL as a percentage of Brent	30%	24%	24%	25%	26%	27%	25%	26%	29%	27%
Domestic Natural Gas as a percentage of NYMEX	78%	59%	74%	63%	69%	68%	27%	17%	47%	40%

SCHEDULE 10
Occidental Petroleum Corporation
Oil & Gas Metrics

	2023					2024
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

Lease operating expenses ($/BOE)
United States	$9.23	$9.79	$10.20	$10.96	$10.05	$10.31	$9.85	$8.68	$8.15	$9.15
International	$13.24	$11.72	$12.21	$12.73	$12.45	$13.10	$12.23	$12.55	$12.66	$12.64
Total Oil and Gas	$9.89	$10.16	$10.57	$11.29	$10.48	$10.86	$10.28	$9.30	$8.85	$9.75

Transportation costs ($/BOE)
United States	$3.81	$3.75	$3.74	$3.68	$3.74	$3.89	$4.12	$3.54	$3.66	$3.78
Total Oil and Gas	$3.33	$3.18	$3.19	$3.10	$3.20	$3.25	$3.49	$3.09	$3.23	$3.26

Taxes other than on income ($/BOE)
United States	$2.63	$2.59	$2.97	$2.32	$2.63	$2.64	$2.74	$2.26	$2.40	$2.50
Total Oil and Gas	$2.71	$2.53	$2.47	$1.94	$2.41	$2.17	$2.30	$1.95	$2.06	$2.11

DD&A expense ($/BOE)
United States	$15.24	$15.21	$15.18	$15.26	$15.22	$15.91	$15.42	$14.63	$14.46	$15.04
International	$7.77	$7.18	$6.38	$6.13	$6.83	$6.23	$6.04	$6.05	$6.30	$6.16
Total Oil and Gas	$14.00	$13.69	$13.56	$13.56	$13.70	$14.00	$13.72	$13.27	$13.18	$13.51

G&A and other operating expenses ($/BOE)	$2.80	$2.48	$2.58	$3.35	$2.81	$3.34	$2.86	$2.43	$2.64	$2.79

Exploration Expense ($ millions)
United States	$90	$45	$99	$89	$323	$36	$36	$19	$28	$119
International	12	57	26	23	118	30	47	38	41	156
Total Exploration Expense	$102	$102	$125	$112	$441	$66	$83	$57	$69	$275

Capital Expenditures ($ millions)
Permian	$(665)	$(778)	$(678)	$(450)	$(2,571)	$(725)	$(621)	$(660)	$(722)	$(2,728)
Rockies & Other Domestic	(138)	(199)	(209)	(198)	(744)	(210)	(205)	(217)	(156)	(788)
Gulf of America	(110)	(89)	(110)	(91)	(400)	(249)	(175)	(148)	(151)	(723)
International	(138)	(128)	(109)	(120)	(495)	(142)	(124)	(125)	(134)	(525)
Exploration Drilling	(205)	(166)	(215)	(164)	(750)	(146)	(224)	(118)	(68)	(556)
Total Oil and Gas	$(1,256)	$(1,360)	$(1,321)	$(1,023)	$(4,960)	$(1,472)	$(1,349)	$(1,268)	$(1,231)	$(5,320)

SCHEDULE 11
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - Worldwide

WORLDWIDE		2024	3-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		112	250
Price and other revisions	(A)	58	100
Improved Recovery		47	53
Extensions and Discoveries		326	218
Total Organic	(B)	543	621
Organic Excluding Price and Other Revisions	(C)=(B)-(A)	485	521

Purchases		623	221
Sales	(D)	(50)	(24)
Total Reserve Additions	(E)	1,116	818

Production	(F)	486	452

Costs Incurred ($ millions)
Property acquisition costs	(G)	$12,149	$4,560

Exploration costs		724	690
Development costs		5,084	4,363
Total Organic Costs	(H)	5,808	5,053

Total Costs Incurred	(I)=(G)+(H)	$17,957	$9,613

Finding & Development Costs per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$10.70	$8.14
Program Additions	(H)/(C)	$11.98	$9.70
All-In	(I)/[(E)-(D)]	$15.40	$11.42

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	112%	137%
Program Additions	(C)/(F)	100%	115%
All-In	(E)/(F)	230%	181%

Non-GAAP Measures
Finding and development costs (F&D Costs) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
F&D Costs – All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs – Organic excludes from F&D Costs – All-In both the property acquisition costs and purchases of minerals in place, and F&D Costs – Program Additions further excludes price and other revisions that are not infills.
Reserves Replacement – All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves
Replacement – Organic excludes from Reserves Replacement – All-In purchases and sales of minerals in place for the year. Reserves Replacement – Program Additions further excludes price and other revisions that are not infills.

SCHEDULE 12
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - United States Only

UNITED STATES		2024	3-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		104	239
Price and other revisions	(A)	47	76
Improved Recovery		40	42
Extensions and Discoveries		321	213
Total Organic	(B)	512	570
Organic Excluding Price and Other Revisions	(C)=(B)-(A)	465	494

Purchases		623	221
Sales	(D)	(50)	(24)
Total Reserve Additions	(E)	1,085	767

Production	(F)	402	370

Costs Incurred ($ millions)
Property acquisition costs	(G)	$12,141	$4,460

Exploration costs		544	522
Development costs		4,584	3,875
Total Organic Costs	(H)	5,128	4,397

Total Costs Incurred	(I)=(G)+(H)	$17,269	$8,857

Finding & Development Costs per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$10.02	$7.71
Program Additions	(H)/(C)	$11.03	$8.90
All-In	(I)/[(E)-(D)]	$15.21	$11.20

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	127%	154%
Program Additions	(C)/(F)	116%	134%
All-In	(E)/(F)	270%	207%

Non-GAAP Measures
Finding and development costs (F&D Costs) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
F&D Costs– All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs – Organic excludes from F&D Costs – All-In both the property acquisition costs and purchases of minerals in place, and F&D Costs – Program Additions further excludes price and other revisions that are not infills.
Reserves Replacement – All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves
Replacement – Organic excludes from Reserves Replacement – All-In purchases and sales of minerals in place for the year. Reserves Replacement – Program Additions further excludes price and other revisions that are not infills.
+

SCHEDULE 13
Occidental Petroleum Corporation
Total Proved Reserves

	United
In millions of barrels of oil equivalent (MMBOE) (a)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2021	2,600	912	3,512
Revisions of previous estimates	481	(7)	474
Improved recovery	78	11	89
Extensions and discoveries	166	10	176
Purchases of proved reserves	10	—	10
Sales of proved reserves	(21)	—	(21)
Production	(342)	(81)	(423)
Balance at December 31, 2022	2,972	845	3,817
Revisions of previous estimates	314	92	406
Improved recovery	9	14	23
Extensions and discoveries	149	4	153
Purchases of proved reserves	31	—	31
Sales of proved reserves	(2)	—	(2)
Production	(365)	(81)	(446)
Balance at December 31, 2023	3,108	874	3,982
Revisions of previous estimates	151	19	170
Improved recovery	40	7	47
Extensions and discoveries	321	5	326
Purchases of proved reserves	623	—	623
Sales of proved reserves	(50)	—	(50)
Production	(402)	(84)	(486)
Balance at December 31, 2024	3,791	821	4,612

Proved Developed Reserves
December 31, 2021	2,012	635	2,647
December 31, 2022	2,112	586	2,698
December 31, 2023	2,117	633	2,750
December 31, 2024	2,546	645	3,191
Proved Undeveloped Reserves
December 31, 2021	588	277	865
December 31, 2022	860	259	1,119
December 31, 2023	991	241	1,232
December 31, 2024	1,245	176	1,421

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (Mcf) of gas to one barrel of oil.

SCHEDULE 14
Occidental Petroleum Corporation
Proved Oil Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2021	1,466	305	1,771
Revisions of previous estimates	215	(5)	210
Improved recovery	57	9	66
Extensions and discoveries	89	6	95
Purchases of proved reserves	7	—	7
Sales of proved reserves	(10)	—	(10)
Production	(185)	(41)	(226)
Balance at December 31, 2022	1,639	274	1,913
Revisions of previous estimates	77	91	168
Improved recovery	7	11	18
Extensions and discoveries	59	3	62
Purchases of proved reserves	14	—	14
Sales of proved reserves	(1)	—	(1)
Production	(195)	(39)	(234)
Balance at December 31, 2023	1,600	340	1,940
Revisions of previous estimates	47	(7)	40
Improved recovery	38	6	44
Extensions and discoveries	132	2	134
Purchases of proved reserves	254	—	254
Sales of proved reserves	(30)	—	(30)
Production	(209)	(38)	(247)
Balance at December 31, 2024	1,832	303	2,135

Proved Developed Reserves
December 31, 2021	1,140	226	1,366
December 31, 2022	1,208	200	1,408
December 31, 2023	1,140	258	1,398
December 31, 2024	1,243	249	1,492
Proved Undeveloped Reserves
December 31, 2021	326	79	405
December 31, 2022	431	74	505
December 31, 2023	460	82	542
December 31, 2024	589	54	643

SCHEDULE 15
Occidental Petroleum Corporation
Proved NGL Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2021	564	202	766
Revisions of previous estimates	126	2	128
Improved recovery	13	—	13
Extensions and discoveries	36	—	36
Purchases of proved reserves	2	—	2
Sales of proved reserves	(4)	—	(4)
Production	(83)	(12)	(95)
Balance at December 31, 2022	654	192	846
Revisions of previous estimates	183	2	185
Improved recovery	2	—	2
Extensions and discoveries	45	—	45
Purchases of proved reserves	9	—	9
Sales of proved reserves	(1)	—	(1)
Production	(90)	(13)	(103)
Balance at December 31, 2023	802	181	983
Revisions of previous estimates	68	9	77
Improved recovery	2	—	2
Extensions and discoveries	100	—	100
Purchases of proved reserves	200	—	200
Sales of proved reserves	(10)	—	(10)
Production	(102)	(14)	(116)
Balance at December 31, 2024	1,060	176	1,236

Proved Developed Reserves
December 31, 2021	433	125	558
December 31, 2022	444	120	564
December 31, 2023	515	124	639
December 31, 2024	709	130	839
Proved Undeveloped Reserves
December 31, 2021	131	77	208
December 31, 2022	210	72	282
December 31, 2023	287	57	344
December 31, 2024	351	46	397

SCHEDULE 16
Occidental Petroleum Corporation
Proved Natural Gas Reserves

	United
In billions of cubic feet (Bcf)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2021	3,419	2,431	5,850
Revisions of previous estimates	841	(30)	811
Improved recovery	51	17	68
Extensions and discoveries	244	23	267
Purchases of proved reserves	8	—	8
Sales of proved reserves	(45)	—	(45)
Production	(445)	(164)	(609)
Balance at December 31, 2022	4,073	2,277	6,350
Revisions of previous estimates	325	(6)	319
Improved recovery	1	17	18
Extensions and discoveries	268	5	273
Purchases of proved reserves	50	—	50
Sales of proved reserves	(2)	—	(2)
Production	(480)	(176)	(656)
Balance at December 31, 2023	4,235	2,117	6,352
Revisions of previous estimates	215	100	315
Improved recovery	2	6	8
Extensions and discoveries	532	17	549
Purchases of proved reserves	1,016	—	1,016
Sales of proved reserves	(58)	—	(58)
Production	(548)	(191)	(739)
Balance at December 31, 2024	5,394	2,049	7,443

Proved Developed Reserves
December 31, 2021	2,632	1,705	4,337
December 31, 2022	2,761	1,597	4,358
December 31, 2023	2,770	1,507	4,277
December 31, 2024	3,564	1,593	5,157
Proved Undeveloped Reserves
December 31, 2021	787	726	1,513
December 31, 2022	1,312	680	1,992
December 31, 2023	1,465	610	2,075
December 31, 2024	1,830	456	2,286

SCHEDULE 17
Occidental Petroleum Corporation
Costs Incurred

	United
Amounts in millions	States	International	Total
FOR THE YEAR ENDED DECEMBER 31, 2024
Property acquisition costs (a)	$12,141	$8	$12,149
Exploration costs	544	180	724
Development costs	4,584	500	5,084
Costs Incurred	$17,269	$688	$17,957
FOR THE YEAR ENDED DECEMBER 31, 2023
Property acquisition costs (a)	$255	$288	$543
Exploration costs	743	150	893
Development costs	3,957	543	4,500
Costs Incurred	$4,955	$981	$5,936
FOR THE YEAR ENDED DECEMBER 31, 2022
Property acquisition costs (a)	$984	$3	$987
Exploration costs	279	175	454
Development costs	3,083	423	3,506
Costs Incurred	$4,346	$601	$4,947

(a) Included approximately $30 million, $120 million and $340 million related to non-monetary exchanges for the years ended December 31, 2024, 2023 and 2022, respectively.